Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to incorporation by reference in the registration statement (No. 33-51239) on Form S-8 of our report dated June 16, 2010 appearing on the annual report Form 11-K of Kelly Retirement Plus for the years ended December 31, 2009 and 2008.
/s/ Plante & Moran, PLLC
Southfield, Michigan
June 16, 2010